Exhibit 5.1

July 19, 2021

Chembio Diagnostics, Inc.
555 Wireless Blvd.
Hauppauge, New York 11788

Re:	Chembio Diagnostics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chembio Diagnostics, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) on March 12, 2021, and as further amended or supplemented from time to time to the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended for the inclusion of the Prospectus Supplement dated June 16, 2021 (the “Prospectus Supplement”), for the offer and sale of up to $60,000,000 of shares (the “Securities”) of the Company’s common stock, $0.001 par value per share (“Common Stock”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly Trading Solutions.Com, Inc.) filed with the Nevada Secretary of State on May 14, 1999, as amended (the “Articles”); (b) the Amended and Restated Bylaws of the Company; (c) the resolutions adopted by the Company’s board of directors authorizing the issuance and sale of the Securities pursuant to the Registration Statement, amongst other items (the “Directors’ Resolutions”); and (d) the Registration Statement and the Prospectus Supplement.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Chembio Diagnostics, Inc.
July 19, 2021

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (b) the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Securities, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended; and (c) the Securities will issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Securities have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement and the Prospectus Supplement, in accordance with the Directors’ Resolutions, such Securities will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K dated July 19, 2021 and the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus Supplement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/Ballard Spahr LLP